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23. Consent of experts



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-2496) of Keithley Instruments, Inc. of our report dated November 9, 1995 appearing on page 32 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of this Form 10-K.




PRICE WATERHOUSE LLP

Cleveland, Ohio
December 19, 1995